UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2026

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 S. Farmer Avenue
Suite 500
Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2026, Offerpad Solutions Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (together, the “Purchasers”), providing for the issuance and sale by the Company of an aggregate of 10,000,000 shares (the “Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”). The Shares are being offered and sold for a purchase price of $1.80 per Share, for gross proceeds of $18.0 million, before deducting placement agent fees and other offering expenses.

The Shares were offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333- 270994) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission (the “Offering”).

The Offering is expected to close on January 13, 2026, subject to the satisfaction of customary closing conditions.

Pursuant to the Purchase Agreement, the Company agreed not to issue any shares of Common Stock (or securities exercisable or exchangeable for Common Stock) or to enter into any “variable rate transactions” for 60 days following the closing of the Offering, in each case as further described in the Purchase Agreement and subject to certain exceptions set forth therein.

On January 11, 2026, in connection with the foregoing transactions, the Company entered into a placement agency agreement (the “Placement Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”) pursuant to which the Placement Agent served as the exclusive placement agent in connection with the Offering. The Company agreed to pay the Placement Agent a fee in cash equal to 5.0% of the aggregate gross proceeds from the sale of the Shares. The Company also agreed to reimburse the Placement Agent for out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $50,000.

The Purchase Agreement and the Placement Agreement contain customary representations, warranties, covenants, indemnification obligations of the Company, the Purchasers and the Placement Agent, and other obligations of the parties. The representations, warranties and covenants contained therein were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Placement Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, which are included as Exhibits 1.1 and 10.1 hereto, respectively, and are incorporated by reference herein.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of January 11, 2026, between the Company and A.G.P./Alliance Global Partners.

5.1	Opinion of Latham & Watkins LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: January 13, 2026	By:	/s/ Peter Knag
Peter Knag Chief Financial Officer